Exhibit 99.1

        INFORMATION TO SUPPLEMENT JULY 28, 2003 EARNINGS CONFERENCE CALL.

        During the July 28, 2003 conference call and in subsequent discussions with analysts and investors, the Company provided the following information:

•	The value of loans in the Company’s pipeline totaled $174 million at January 1, 2003, $152 million at April 1, 2003, $182 million at July 1, 2003, and $254 million at July 28, 2003.

•	The Company anticipates that total loan originations should exceed $1 billion for the year ended December 31, 2003.

•	The Company anticipates that its net interest margin could widen during the balance of the year.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2003.	COMMERCIAL CAPITAL BANCORP, INC. By: /s/ Stephen H. Gordon —————————————— Stephen H. Gordon Chairman of the Board and Chief Executive Officer